                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 6, 2003
                                                   ----------------

                         COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEBRASKA                     1-11515                47-0658852
--------------------------------------------------------------------------------
 (State or other jurisdiction         (Commission           (I.R.S. Employer
     of incorporation)                File Number)        Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA                                68154
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number including area code:  (402) 554-9200
                                                    --------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                         COMMERCIAL FEDERAL CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT

Item 9.  Regulation FD Disclosure:

         On February 6, 2003, Commercial Federal Corporation (the "Corporation") issued a press release announcing the results of its operations for the fourth quarter and the year ended December 31, 2002. That press release included selected financial and operational information including activity in the loans serviced for other institutions for the three months ended December 31, 2002. That activity as originally made public was in error. The following presents such information for the three months ended December 31, 2002, as originally filed with the press release and the revised amounts.

         (In Thousands)

                                                  Original          Revised
                                               -------------    ---------------
               Beginning balance               $   9,773,436    $     9,773,436
               Additions to portfolio                    517          1,412,803
               Purchases of loans to service       1,776,291          1,776,291
               Loan payments                         (18,489)        (1,427,804)
               Other items, net                            -             (2,971)
                                               -------------    ---------------
               Ending balance                  $  11,531,755    $    11,531,755
                                               =============    ===============

         These revisions did not affect the ending balance of loans serviced for other institutions as reported.

         Pursuant to Regulation FD, the Corporation's press release for the fourth quarter and the year ended December 31, 2002 that was released to the public on February 6, 2003 follows. This press release includes the corrected selected financial and operational information filed as reported above.

Date:     February 6, 2003

Contact:  John J. Griffith
          Investor Relations Director
          (402) 514-5336

              Commercial Federal Reports 23% Increase in 2002 EPS

OMAHA, Nebraska, February 6, 2003 -- Commercial Federal Corporation (NYSE: CFB), the parent company of Commercial Federal Bank, one of the largest financial institutions in the Midwest, today announced net income of $108.5 million, or $2.37 per diluted share, for the year ended December 31, 2002. This compares to net income of $97.7 million, or $1.93 per diluted share, for the year ended December 31, 2001.

Net income for the quarter ended December 31, 2002 was $26.3 million, or $.58 per diluted share, compared to net income of $25.1 million, or $.53 per diluted share, for the quarter ended December 31, 2001.

Results of operations for 2002 compared with the prior year are affected by the required changes in 2002 in the accounting for goodwill acquired in business combinations. For 2001, adjusted earnings per diluted share would have been $2.10 including the benefit of eliminating goodwill amortization totaling $8.1 million.

William A. Fitzgerald, chairman of the board and chief executive officer stated, "The Company had an outstanding quarter and record year, in spite of the continued weakness in the national economy. Record low interest rates led continued strong performance of the Company's mortgage banking operations. The Company's core banking operations produced solid financial results and enhanced the strength of our balance sheet.

Return on average assets (ROA) and return on average equity (ROE) for 2002 were ..82% and 14.30%, respectively. This compares to an ROA of .76% and ROE of 12.23% for 2001. Book value per share increased to $16.74 at the end of 2002, from $15.98 at the end of 2001.

Mr. Fitzgerald concluded, "As we begin 2003, Commercial Federal remains focused on our strategy to expand share in our high growth core markets and provide long-term value for our investors."

Chief Financial Officer David S. Fisher stated, "We are pleased with the Company's financial results for 2002, which were strengthened by record mortgage loan volume due to the low interest rate environment. Mortgage loan volumes increased more than 40% from 2001. Given economic uncertainties, we cannot predict that this level of mortgage volume will continue through 2003.

Mr. Fisher concluded, "Core consumer and commercial banking units are performing well and Commercial Federal's credit risk profile remains solid. As we continue to successfully grow loans and deposits, earnings will grow over the long-term."

Highlights of the Quarter

Net Interest Income

Net interest income totaled $80.4 million for the fourth quarter of 2002, compared to $82.1 million for the 2002 third quarter and $82.1 million for the fourth quarter of 2001. For the year, net interest income totaled $327.7 million, compared with $307.4 million for 2001. The net interest margin for the quarter decreased to 2.67%, compared with 2.82% for the same period last year and 2.77% for the quarter ended September 30, 2002.

The Company's net interest margin continues to compress as the rates on the Company's earning assets continue to decline with the drop in market interest rates, while the rate reductions have not resulted in similar reductions in the rates paid on deposits and borrowings. Further interest rate reductions in market rates during 2003 would place additional pressure on the Company's net interest margin.

Noninterest Income

The Company's retail and mortgage banking operations continued to generate strong results in the fourth quarter. Retail banking fees are a major portion of recurring noninterest income. The primary components of this income include deposit-related fees and charges, debit card and transaction-related revenues, and other retail fees. For the 2002 fourth quarter, retail fees totaled $14.3 million compared to $14.6 million for the September 30, 2002 quarter and $14.4 million for the fourth quarter of 2001. Retail fee income was $55.3 million for 2002 compared to $53.5 million for 2001. Retail fee income for 2002 increased 7.0% over 2001 after adjusting for the $1.6 million in fee income lost from the 34 branches sold in 2001.

The mortgage banking business includes activities associated with the Company's mortgage servicing and mortgage banking operations, offset by the amortization and valuation adjustments related to its mortgage servicing rights asset. During the 2002 fourth quarter, the Company recorded an impairment adjustment of $9.6 million. In addition, amortization of existing mortgage servicing rights increased by $3.8 million over the September 30, 2002 quarter. The Company offset this impairment and amortization by realizing $12.3 million in pre-tax gains on the sales of securities and changes in fair values of hedging instruments. For 2002, the Company recorded impairment losses totaling $60.4 million on its mortgage servicing rights compared to $19.1 million for 2001. These losses were offset by pre-tax gains on the sales of securities and loans totaling $76.8 million and $24.2 million, respectively, for calendar years 2002 and 2001.

Operating Expenses

General and administrative expenses for the quarter totaled $74.1 million compared with $61.7 million for the September 30, 2002 quarter and $64.8 million for the 2001 fourth quarter. Expenses for the 2002 fourth quarter included charges and losses totaling $8.5 million, resulting from asset impairment losses, prepayment of debt, adjustments to deferred loan costs and an additional charitable trust contribution.

Credit Quality Overview

Overall credit quality remains strong as the Company continues to aggressively manage its nonperforming assets portfolio. In the quarter ended December 31, 2002, nonperforming assets decreased by $10.4 million to $114.0 million, compared to $124.4 million at September 30, 2002. For the year nonperforming assets fell by $17.5 million. Total NPAs represented .87% of total assets at the end of 2002, compared to .92% at September 30, 2002 and 1.02% at December 31, 2001.

Net charge-offs in the fourth quarter of 2002 totaled $13.1 million, compared with $3.4 million for the September 30, 2002 quarter. Charge-offs for the 2002 quarter included $8.8 million in specific reserves previously allocated on $11.0 million of nonresidential nonperforming loans. For the year, net loan charge-offs totaled $27.0 million, compared to $19.8 million for the year ending December 31, 2001.

During the 2002 fourth quarter, the Company added $9.7 million to the loan loss allowance. Allowance for losses on loans totaled $106.3 million at December 31, 2002, compared with $102.5 million at December 31, 2001. The allowance for losses to nonresidential nonperforming assets at December 31, 2002 was 353%, compared to 258% at September 30, 2002 and 243% at December 31, 2001.

Balance Sheet and Capital Ratios

Total assets at December 31, 2002 were $13.1 billion, compared to $13.5 billion at September 30, 2002 and $12.9 billion at December 31, 2001. Total deposits increased $276 million in the quarter ended December 31, 2002, with core deposit products, including checking, money market and savings accounts accounting for $253 million of this increase. For the year, deposits increased $43 million totaling $6.4 billion at December 31, 2002.

Stockholders' equity was $756.5 million at December 31, 2002, compared with $745.9 million at September 30, 2002 and $734.7 million at December 31, 2001. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

Capital Management

During the quarter, the Company redeemed all of the fixed-rate 9.375 % cumulative trust preferred securities of the CFC Preferred Trust. This redemption totaled $45 million plus accrued interest. The redemption was funded primarily from the proceeds of a new term and revolving credit agreement dated December 30, 2002. The Company repurchased 259,200 shares of its common stock during the last half of 2002 at a cost of $6.2 million. These repurchased shares were part of the 500,000-share buyback authorization passed by the Company's Board of Directors in February 2002. In November

2002, the Board authorized the repurchase of an additional five million shares of the Company's stock. This repurchase is expected to be completed by June 30, 2004.

Commercial Federal Corporation is the parent company of Commercial Federal Bank, a $13.1 billion federal savings bank that operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal provides consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, brokerage and insurance services, and Internet banking.

Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss 2002 fourth quarter results on Thursday, February 6, 2003 at 10:30 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements, and SEC filings.

Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally.

                                        #

                         COMMERCIAL FEDERAL CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                             (Dollars in Thousands)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                   December 31,      September 30,    December 31,
ASSETS                                                                                 2002              2002             2001
----------------------------------------------------------------------------------------------------------------------------------

                                                                                    (Unaudited)       (Unaudited)      (Audited)
Cash (including short-term investments of $505, $368 and $590)                    $      200,581    $      197,719   $     206,765
Investment securities available for sale, at fair value                                1,296,050         1,319,304       1,150,345
Mortgage-backed securities available for sale, at fair value                           1,632,622         1,746,689       1,829,728
Loans held for sale, net                                                                 868,569           777,971         337,050
Loans receivable, net of allowances of $106,148, $109,493 and $102,359                 7,703,016         8,120,979       8,066,375
Federal Home Loan Bank stock                                                             283,193           285,112         253,946
Real estate, net                                                                          51,482            52,293          57,476
Premises and equipment, net                                                              148,374           148,762         158,691
Bank owned life insurance                                                                228,958           224,849         214,585
Other assets                                                                             483,540           430,012         435,174
Core value of deposits, net of accumulated amortization of $61,268,
  $59,719 and $54,900                                                                     22,365            23,914          28,733
Goodwill                                                                                 162,717           162,717         162,717
----------------------------------------------------------------------------------------------------------------------------------
     Total Assets                                                                 $   13,081,467    $   13,490,321   $  12,901,585
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------------------

Liabilities:
   Deposits                                                                       $    6,439,041    $    6,163,289   $   6,396,522
   Advances from Federal Home Loan Bank                                                4,848,997         5,508,180       4,939,056
   Other borrowings                                                                      603,306           615,193         520,213
   Other liabilities                                                                     433,602           457,741         311,140
----------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                                                12,324,946        12,744,403      12,166,931
----------------------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies                                                                  -                 -               -
----------------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par value; 10,000,000 shares authorized; none issued                  -                 -               -
   Common stock, $.01 par value; 120,000,000 shares authorized;
     45,189,112, 45,226,837 and 45,974,648 shares issued and outstanding                     452               452             460
   Additional paid-in capital                                                             61,713            62,020          80,799
   Retained earnings                                                                     797,778           775,566         705,160
   Accumulated other comprehensive loss, net                                            (103,422)          (92,120)        (51,765)
----------------------------------------------------------------------------------------------------------------------------------
     Total Stockholders' Equity                                                          756,521           745,918         734,654
----------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity                                   $   13,081,467    $   13,490,321   $  12,901,585
----------------------------------------------------------------------------------------------------------------------------------

                         COMMERCIAL FEDERAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in Thousands Except Per Share Data)
                                   (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Three Months Ended
                                                                                    December 31,    September 30,     December 31,
                                                                                  --------------------------------------------------
                                                                                        2002             2002             2001
------------------------------------------------------------------------------------------------------------------------------------
Interest Income:
     Investment securities                                                          $       18,554  $        19,635  $       19,344
     Mortgage-backed securities                                                             19,885           22,498          28,800
     Loans receivable                                                                      151,573          153,721         160,375
-----------------------------------------------------------------------------------------------------------------------------------
               Total interest income                                                       190,012          195,854         208,519
Interest Expense:
     Deposits                                                                               42,043           43,766          61,688
     Advances from Federal Home Loan Bank                                                   60,989           63,216          59,813
     Other borrowings                                                                        6,597            6,776           4,926
-----------------------------------------------------------------------------------------------------------------------------------
               Total interest expense                                                      109,629          113,758         126,427
Net Interest Income                                                                         80,383           82,096          82,092
Provision for Loan Losses                                                                   (9,731)          (9,142)         (8,265)
-----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses                                         70,652           72,954          73,827

Other Income (Loss):
     Retail fees and charges                                                                14,344           14,614          14,381
     Loan servicing fees, net                                                                 (318)           2,762           5,040
     Mortgage servicing rights valuation adjustment                                         (9,585)         (34,754)          3,983
     Gain (loss) on sales of securities and changes
          in fair values of derivatives, net                                                12,268           19,575          (7,315)
     Gain on sales of loans                                                                 14,537           14,659           7,130
     Bank owned life insurance                                                               3,858            3,476           3,483
     Real estate operations                                                                 (2,098)          (1,237)         (3,805)
     Other operating income                                                                  8,094            8,804           7,844
-----------------------------------------------------------------------------------------------------------------------------------
               Total other income                                                           41,100           27,899          30,741
Other Expense (Gain):
     General and administrative expenses -
        Compensation and benefits                                                           28,116           29,060          26,646
        Occupancy and equipment                                                             10,448            9,912           9,356
        Data processing                                                                      4,614            4,416           4,595
        Advertising                                                                          4,446            3,480           4,107
        Communication                                                                        3,581            3,261           3,639
        Item processing                                                                      3,560            3,582           3,900
        Outside services                                                                     5,403            2,465           3,318
        Other operating expenses                                                            13,895            5,521          11,798
        Exit costs and termination benefits                                                      -                -          (2,526)
-----------------------------------------------------------------------------------------------------------------------------------
               Total general and administrative expenses                                    74,063           61,697          64,833
     Amortization of core value of deposits                                                  1,549            1,549           1,662
     Amortization of goodwill                                                                    -                -           1,951
-----------------------------------------------------------------------------------------------------------------------------------
               Total other expense                                                          75,612           63,246          68,446
-----------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                                                  36,140           37,607          36,122
Income Tax Provision                                                                         9,861           10,938          11,006
-----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                          $       26,279  $        26,669  $       25,116
-----------------------------------------------------------------------------------------------------------------------------------

Per Common Share:
    Net Income                                                                      $          .58  $           .58  $          .53
-----------------------------------------------------------------------------------------------------------------------------------
Dividends Declared Per Common Share                                                 $          .09  $           .09  $          .08
-----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Shares Outstanding                                                     45,485,399       45,791,436      47,163,740
-----------------------------------------------------------------------------------------------------------------------------------

                         COMMERCIAL FEDERAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in Thousands Except Per Share Data)
                                   (Unaudited)

======================================================================================================
                                                                             Twelve Months Ended
                                                                                 December 31,
                                                                    ----------------------------------
                                                                            2002             2001
======================================================================================================
Interest Income:
     Investment securities                                             $      76,636    $      76,237
     Mortgage-backed securities                                               93,047          109,657
     Loans receivable                                                        607,370          685,480
======================================================================================================
               Total interest income                                         777,053          871,374
Interest Expense:
     Deposits                                                                179,596          310,367
     Advances from Federal Home Loan Bank                                    243,710          234,213
     Other borrowings                                                         26,019           19,365
======================================================================================================
               Total interest expense                                        449,325          563,945
Net Interest Income                                                          327,728          307,429
Provision for Loan Losses                                                    (31,002)         (38,945)
======================================================================================================
Net Interest Income After Provision for Loan Losses                          296,726          268,484

Other Income (Loss):
     Retail fees and charges                                                  55,279           53,519
     Loan servicing fees, net                                                  8,099           22,680
     Mortgage servicing rights valuation adjustment                          (60,417)         (19,058)
     Gain on sales of securities and changes
          in fair values of derivatives, net                                  40,583           15,422
     Gain on sales of loans                                                   36,173            8,739
     Bank owned life insurance                                                14,115           13,863
     Real estate operations                                                   (6,926)          (6,971)
     Other operating income                                                   33,294           32,447
======================================================================================================
               Total other income                                            120,200          120,641
Other Expense (Gain):
     General and administrative expenses -
        Compensation and benefits                                            114,022          105,120
        Occupancy and equipment                                               38,956           37,726
        Data processing                                                       17,861           18,019
        Advertising                                                           15,171           11,995
        Communication                                                         13,071           13,731
        Item processing                                                       14,225           16,413
        Outside services                                                      13,833           13,765
        Other operating expenses                                              31,232           31,521
        Exit costs and termination benefits                                        -          (15,566)
======================================================================================================
               Total general and administrative expenses                     258,371          232,724
     Amortization of core value of deposits                                    6,368            7,211
     Amortization of goodwill                                                      -            8,134
======================================================================================================
               Total other expense                                           264,739          248,069
======================================================================================================

Income Before Income Taxes                                                   152,187          141,056
Income Tax Provision                                                          43,723           43,374
======================================================================================================

Net Income                                                             $     108,464    $      97,682
======================================================================================================

Per Common Share:
     Net Income                                                        $        2.37    $        1.93
======================================================================================================
Dividends Declared Per Common Share                                    $         .35    $         .31
======================================================================================================
Weighted Average Shares Outstanding                                       45,849,983       50,492,919
======================================================================================================

                         COMMERCIAL FEDERAL CORPORATION
            MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                                 (In Thousands)
                                   (Unaudited)

===========================================================================================================================
                                                                                      Three Months Ended
                                                                   December 31,        September 30,        December 31,
                                                                       2002                 2002                2001
===========================================================================================================================
Mortgage Servicing Rights:
     Beginning balance                                             $       74,214       $     103,823      $       102,723
     Mortgage servicing rights retained through loan sales                 18,511              10,767               12,569
     Purchases of mortgage servicing rights                                15,925               1,272                    -
     Valuation adjustments                                                 (9,585)            (34,754)               3,983
     Amortization expense                                                 (10,712)             (6,894)              (5,129)
                                                                  ----------------     ---------------    -----------------
     Ending balance                                                $       88,353       $      74,214      $       114,146
                                                                  ================     ===============    =================

     Valuation allowances                                          $       80,058       $      70,473      $        19,641
                                                                  ================     ===============    =================

                                                                  ----------------     ---------------    -----------------
Mortgage servicing rights as a percentage of servicing portfolio             0.77%               0.76%                1.20%
                                                                  ================     ===============    =================

                                                                  ----------------     ---------------    -----------------
Mortgage servicing rights as a multiple of servicing fees                    2.32x               2.30x                3.44x
                                                                  ================     ===============    =================

Loans Serviced for Other Institutions:
     Beginning balance                                             $    9,773,436
     Additions to portfolio                                             1,412,803
     Purchases of loans to service                                      1,776,291
     Loan payments                                                     (1,427,804)
     Other items, net                                                      (2,971)
                                                                  ----------------     ---------------    -----------------
     Ending balance                                                $   11,531,755       $   9,773,436      $     9,488,621
                                                                  ================     ===============    =================

                                                                  ----------------     ---------------    -----------------
     Weighted average servicing fee                                          0.33%               0.33%                0.35%
                                                                  ================     ===============    =================

                                                                  ----------------     ---------------    -----------------
     Weighted average coupon note rate                                       6.82%               7.00%                7.16%
                                                                  ================     ===============    =================

==================================================================================================================================

                                                       Year Ended          Year Ended         Three Months         Three Months
                                                        12/31/02            12/31/01         Ended 12/31/02       Ended 12/31/01
==================================================================================================================================
Mortgage Banking Income:
     Loan servicing fees                             $       39,124       $      39,772      $        10,394      $        10,169
     Amortization of mortgage servicing rights              (31,025)            (17,092)             (10,712)              (5,129)
                                                    ----------------     ---------------    -----------------    -----------------
        Loan servicing fees, net                              8,099              22,680                 (318)               5,040

     Mortgage servicing rights valuation
       adjustment                                           (60,417)            (19,058)              (9,585)               3,983
     Gain (loss) on sales of securities
       and changes in fair value of
       deriviatives                                          40,583              15,422               12,268               (7,316)
                                                    ----------------     ---------------    -----------------    -----------------
          Mortgage servicing rights
             valuation adjustment, net                      (19,834)             (3,636)               2,683               (3,333)

     Gain on sales of loans                                  36,173               8,739               14,537                7,130
                                                    ----------------     ---------------    -----------------    -----------------

     Total mortgage banking income                   $       24,438       $      27,783      $        16,902      $         8,837
                                                    ================     ===============    =================    =================

================================================================================

                         COMMERCIAL FEDERAL CORPORATION
                               DEPOSITS AND LOANS
                                 (In Thousands)
                                   (Unaudited)

----------------------------------------------------------------------------------------------------------------------------------

                                                                              December 31,      September 30,         December 31,
                                                                                 2002               2002                 2001
----------------------------------------------------------------------------------------------------------------------------------
Deposits by State:
     Colorado                                                                  $ 2,015,845        $ 2,017,866          $ 2,118,720
     Nebraska                                                                    1,740,421          1,456,334            1,393,912
     Iowa                                                                          982,714            997,889            1,033,526
     Kansas                                                                        659,671            655,003              714,436
     Oklahoma                                                                      555,275            564,918              631,933
     Missouri                                                                      287,587            283,077              301,272
     Arizona                                                                       197,528            188,202              182,826
     Minnesota                                                                           -                  -               19,897
                                                                             -------------      -------------        -------------
         Total deposits                                                        $ 6,439,041        $ 6,163,289          $ 6,396,522
                                                                             =============      =============        =============

Deposits by Type:
     Checking accounts:
         Interest bearing                                                      $   494,847        $   481,963          $   498,722
         Noninterest bearing                                                       974,483            802,246              699,924
                                                                             -------------      -------------        -------------
             Total checking                                                      1,469,330          1,284,209            1,198,646
     Money market accounts                                                         505,679            269,020              304,620
     Savings accounts                                                            1,618,593          1,787,052            1,939,596
                                                                             -------------      -------------        -------------
             Total core deposits                                                 3,593,602          3,340,281            3,442,862
     Certificates of deposit - non core                                          2,845,439          2,823,008            2,953,660
                                                                             -------------      -------------        -------------
             Total deposits                                                    $ 6,439,041        $ 6,163,289          $ 6,396,522
                                                                             =============      =============        =============


During calendar year 2001, deposits totaling $446,267 were sold                               2001 Quarter Ended
pursuant to the branch divestiture initiative. The following details         -----------------------------------------------------
the sale of these deposits by the applicable 2001 quarter:                    December 31        September 30           June 30
                                                                             -------------      -------------        -------------
     Core deposits ($171,737 total)                                            $    31,407        $   100,800          $    39,530
     Certificates of deposit ($274,530 total)                                       61,776            142,122               70,632
                                                                             -------------      -------------        -------------
         Total deposits sold ($446,267)                                        $    93,183        $   242,922          $   110,162
                                                                             =============      =============        =============

----------------------------------------------------------------------------------------------------------------------------------

Loans Receivable, before allowance for losses:
     Single-family fixed                                                       $ 1,874,930        $ 2,008,699          $ 2,249,617
     Single-family adjustable                                                    1,905,272          2,207,974            2,143,885
                                                                             -------------      -------------        -------------
         Total single-family                                                     3,780,202          4,216,673            4,393,502
     Commercial real estate                                                      1,503,213          1,457,291            1,354,674
     Construction (net of LIP)                                                     568,170            573,884              597,698
     Multi-family                                                                  273,072            281,068              298,439
     Consumer and other                                                          1,684,507          1,701,556            1,524,421
                                                                             -------------      -------------        -------------
         Total loans receivable, before allowance for losses                   $ 7,809,164        $ 8,230,472          $ 8,168,734
                                                                             =============      =============        =============

----------------------------------------------------------------------------------------------------------------------------------

                         COMMERCIAL FEDERAL CORPORATION
                          ALLOWANCE FOR LOSSES ON LOANS
                                   (Unaudited)

----------------------------------------------------------------------------------------------------------------------

                                                                     December 31,      September 30,      December 31,
(In Thousands)                                                          2002               2002              2001
----------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:
-------------------

Beginning balance                                                     $  109,724          $ 104,001         $  99,755
Provision charged to operations                                            9,731              9,142             8,265
Charges                                                                  (14,550)            (4,336)           (6,927)
Recoveries                                                                 1,430                951             1,408
Change in estimate of allowance for bulk purchased loans                     (44)               (34)              (50)
----------------------------------------------------------------------------------------------------------------------
Ending balance                                                        $  106,291          $ 109,724         $ 102,451
----------------------------------------------------------------------------------------------------------------------

TWELVE MONTHS ENDED:
--------------------
Beginning balance                                                     $  102,451              n/a           $  83,439
Provision charged to operations                                           31,002              n/a              38,945
Charges                                                                  (32,693)             n/a             (25,074)
Recoveries                                                                 5,675              n/a               5,318
Change in estimate of allowance for bulk purchased loans                    (144)             n/a                (172)
Reduction to allowance on sale of securitized loans                            -              n/a                  (5)
----------------------------------------------------------------------------------------------------------------------
Ending balance                                                        $  106,291              n/a           $ 102,451
----------------------------------------------------------------------------------------------------------------------



SUMMARY OF CHARGE-OFFS, NET OF RECOVERIES:

     Three months ended                                               $  (13,120)         $  (3,385)        $  (5,519)
                                                                 ================   ================  ================

     Twelve months ended                                              $  (27,018)            n/a            $ (19,756)
                                                                 ================                     ================

----------------------------------------------------------------------------------------------------------------------
                                                                     December 31,      September 30,      December 31,
                                                                        2002               2002              2001
                                                                 -----------------------------------------------------
Reserves:
    Specific                                                          $    3,561          $   9,915         $  10,508
    Special Problem                                                       35,766             34,185            30,957
    Nonspecific                                                           66,964             65,624            60,986
                                                                 ----------------   ----------------  ----------------
                                                                      $  106,291          $ 109,724         $ 102,451
                                                                 ================   ================  ================

----------------------------------------------------------------------------------------------------------------------

                         COMMERCIAL FEDERAL CORPORATION
                         NONPERFORMING ASSETS AND LOANS
                             (Dollars in Thousands)
                                   (Unaudited)

=================================================================================================================
                                                            December 31,        September 30,       December 31,
                                                                2002                 2002               2001
=================================================================================================================
Nonperforming Assets:
  Nonperforming loans:
    Residential real estate                                 $     43,939        $     42,306        $     49,913
    Residential construction                                       2,455               2,562               2,879
    Commercial real estate                                        15,306              25,135              23,298
    Commercial construction                                        2,584               2,666                 125
    All other                                                      8,130               9,922               6,929
                                                            ------------        ------------        ------------
        Total nonperforming loans                                 72,414              82,591              83,144
                                                            ------------        ------------        ------------
  Real estate:
    Residential                                                   14,648              13,683              14,554
    Residential construction                                      22,810              23,252              21,892
    Commercial construction                                            -                   -               3,870
    All other                                                      2,550               3,285               4,892
                                                            ------------        ------------        ------------
        Total real estate                                         40,008              40,220              45,208
                                                            ------------        ------------        ------------
  Troubled debt restructurings
    Residential                                                        -                   -                  84
    Commercial                                                     1,547               1,567               3,057
                                                            ------------        ------------        ------------
        Total troubled debt restructurings                         1,547               1,567               3,141
                                                            ------------        ------------        ------------
Total nonperforming assets                                  $    113,969        $    124,378        $    131,493
                                                            ============        ============        ============
Nonperforming assets to total assets                                 .87%                .92%               1.02%
                                                            ============        ============        ============

Summary of Nonperforming Assets:
    Residential                                             $     83,852        $     81,803        $     89,322
    Nonresidential                                                30,117              42,575              42,171
                                                            ------------        ------------        ------------
                                                            $    113,969        $    124,378        $    131,493
                                                            ============        ============        ============

================================================================================================================

Nonperforming loans to total loans                                   .82%                .90%                .96%

Nonperforming assets to total assets                                 .87%                .92%               1.02%

Allowance for losses to total loans                                 1.20%               1.20%               1.18%

Allowance for losses to nonperforming assets                       93.26%              88.22%              77.91%

Allowance for losses to nonresidential nonperforming assets       352.93%             257.72%             242.94%

================================================================================================================

                         COMMERCIAL FEDERAL CORPORATION
             SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
                                   (Unaudited)

=========================================================================================================
                                                   December 31,         September 30,        December 31,
(Dollars in Thousands Except Per Share Data)           2002                 2002                 2001
=========================================================================================================
Cash, investment securities and FHLB stock         $  1,779,824         $ 1,802,135          $ 1,611,056
Mortgage-backed securities                            1,632,622           1,746,689            1,829,728
Loans receivable, net                                 8,571,585           8,898,950            8,403,425
Intangible assets                                       185,082             186,631              191,450
Other assets                                            912,354             855,916              865,926
  Total assets                                       13,081,467          13,490,321           12,901,585
--------------------------------------------------------------------------------------------------------
Deposits                                              6,439,041           6,163,289            6,396,522
Advances from Federal Home Loan Bank                  4,848,997           5,508,180            4,939,056
Other borrowings                                        603,306             615,193              520,213
Other liabilities                                       433,602             457,741              311,140
Stockholders' equity                                    756,521             745,918              734,654
  Total liabilities and stockholders' equity         13,081,467          13,490,321           12,901,585
========================================================================================================

Book value per common share                        $      16.74         $     16.49          $     15.98
Tangible book value per common share (1)           $      12.65         $     12.37          $     11.82
Stock price                                        $      23.35         $     21.77          $     23.50
Common shares outstanding                            45,189,112          45,226,837           45,974,648
Weighted average shares outstanding                  45,485,399          45,791,436           47,163,740
========================================================================================================

Nonperforming assets                               $    113,969         $   124,378          $   131,493
Nonperforming assets to total assets                        .87%                .92%                1.02%
Weighted average interest rates (durings):
  Yield on interest-earning assets                         6.23%               6.41%                7.05%
  Rate on interest-bearing liabilities                     3.56%               3.64%                4.23%
  Net interest rate spread                                 2.67%               2.77%                2.82%
  Net yield on interest-earning assets                     2.64%               2.69%                2.78%
Loans serviced for other institutions              $ 11,531,755         $ 9,773,436          $ 9,488,621
========================================================================================================

Three months ended:
-------------------
Return on average assets                                    .78%                .79%                 .77%
Return on average equity                                  14.27%              13.61%               14.10%
Return on average tangible equity (2)                     19.09%              17.90%               19.37%
Average equity to average assets                           5.49%               5.80%                5.49%
G & A expenses to average assets                           2.21%               1.83%                2.00%
Operating efficiency ratio                                60.97%              56.09%               57.46%

Twelve months ended:
--------------------
Return on average assets                                    .82%                n/a                  .76%
Return on average equity                                  14.30%                n/a                12.23%
Return on average tangible equity (2)                     19.02%                n/a                16.30%
Average equity to average assets                           5.76%                n/a                 6.21%
G & A expenses to average assets                           1.96%                n/a                 1.81%
Operating efficiency ratio                                57.68%                n/a                54.37%
========================================================================================================

(1) Determined by dividing total stockholders' equity less core value of deposits and goodwill by common shares outstanding.

(2) Determined by dividing net income by average stockholders' equity minus the average balances of core value of deposits and goodwill.

                         COMMERCIAL FEDERAL CORPORATION
                     AVERAGE BALANCES AND REGULATORY CAPITAL
                             (Dollars in Thousands)
                                   (Unaudited)

==============================================================================================================================
                                              December 31,     September 30,       June 30,        March 31,      December 31,
                                                  2002              2002             2002            2002             2001
==============================================================================================================================

Three Months Ended:
------------------
Average Balances:
     Total assets                             $ 13,408,194     $ 13,511,423     $ 12,924,321     $ 12,846,461     $ 12,975,446
     Total loans, net                            8,851,961        8,865,656        8,447,815        8,381,332        8,557,834
     Total loans, before allowances              8,960,880        8,971,536        8,550,402        8,484,475        8,659,832
     Total mortgage-backed securities            1,741,933        1,797,775        1,834,009        1,832,143        1,838,301
     Total deposits                              6,277,235        6,186,698        6,256,952        6,313,508        6,556,132
     Total stockholders' equity                    736,489          783,612          776,414          737,862          712,325
     Total interest-earning assets              12,191,686       12,205,340       11,703,685       11,625,386       11,813,990
     Total interest-bearing liabilities         12,286,057       12,296,090       11,815,264       11,741,746       11,789,523
==============================================================================================================================

                                                                    Year             Year         Six Months           Year
                                                                   Ended            Ended            Ended            Ended
Year to Date:                                                    12/31/02          12/31/01        12/31/00          6/30/00
------------                                                   ---------------------------------------------------------------
Average Balances:
     Total assets                                              $ 13,175,562     $ 12,857,135     $ 13,724,748     $ 13,507,546
     Total loans, net                                             8,638,609        8,782,321       10,257,240        9,798,198
     Total loans, before allowances                               8,743,759        8,872,003       10,330,206        9,877,010
     Total mortgage-backed securities                             1,799,174        1,690,967        1,338,706        1,291,061
     Total deposits                                               6,258,302        7,122,069        7,465,924        7,433,114
     Total stockholders' equity                                     758,659          798,889          909,247          958,664
     Total interest-earning assets                               11,931,794       11,724,847       12,659,728       12,328,807
     Total interest-bearing liabilities                          12,034,963       11,704,421       12,539,841       10,069,053
==============================================================================================================================

                                              December 31,     September 30,       June 30,        March 31,      December 31,
Regulatory Capital:                               2002              2002             2002            2002             2001
------------------                            --------------------------------------------------------------------------------
     Tangible                                 $    743,048     $    752,804     $    723,100     $    702,648     $    706,534
     Core                                          734,870          746,244          715,665          705,428          709,770
     Total risk-based                              871,408          882,768          846,021          847,013          850,713
     Tier 1 risk-based                             734,870          746,244          715,665          705,428          709,770
     Tangible %                                       5.81%            5.71%            5.60%            5.60%            5.58%
     Core %                                           5.75%            5.67%            5.61%            5.62%            5.60%
     Total risk-based %                              10.92%           10.88%           10.77%           11.37%           11.38%
     Tier 1 risk-based %                              9.21%            9.20%            9.11%            9.47%            9.50%
==============================================================================================================================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 COMMERCIAL FEDERAL CORPORATION
                                                 ------------------------------
                                                 (Registrant)

Date:    February 7, 2003                         /s/ David S. Fisher
         ----------------                        ------------------------------
                                                 David S. Fisher
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (Duly Authorized Officer)